EXHIBIT 10.02

LEAPFROG ENTERPRISES, INC.

2002 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Award Agreement”), LeapFrog Enterprises, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award under its 2002 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“Restricted Stock Units”) as indicated in the Grant Notice (collectively, the “Award”). Except where indicated otherwise, defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF CLASS A COMMON STOCK. The number of Restricted Stock Units subject to your Award is set forth in the Grant Notice. Each Restricted Stock Unit shall represent the right to receive one (1) share of Class A Common Stock. The number of Restricted Stock Units subject to your Award and the number of shares of Class A Common Stock deliverable with respect to such Restricted Stock Units may be adjusted from time to time for capitalization adjustments as described in Section 11(a) of the Plan.

2. VESTING. The Restricted Stock Units shall vest, if at all, as provided in the vesting schedule set forth in your Grant Notice; provided, however, that vesting shall cease upon the termination of your Continuous Service.

3. DIVIDENDS. You will be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares subject to your Award, provided that any such dividends or distributions will be converted into additional shares covered by the Award (on the basis of the Fair Market Value of shares of Class A Common Stock at the time of such dividend payment or other distribution), and further provided that such additional shares will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as apply to the other Restricted Stock Units and Class A Common Stock subject to your Award.

4. PAYMENT. This Award was granted in consideration of your services to the Company. Subject to Section 10 below, you will not be required to make any payment to the Company (other than your past and future services with the Company) with respect to your receipt of the Award, vesting of the Restricted Stock Units, or the delivery of the shares of Class A Common Stock subject to the Restricted Stock Units.

5. DELIVERY OF SHARES. Subject to Section 10 below, your vested Restricted Stock Units shall be converted into shares of Class A Common Stock, and the Company will deliver to you a number of shares of the Company’s Class A Common Stock equal to the number of vested shares subject to your Award, on the applicable vesting date or as soon as practicable thereafter. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you will not be issued any shares of Class A Common Stock under your Award unless either (a) such shares are then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Class A Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. TRANSFER RESTRICTIONS. Prior to the time that the shares of Class A Common Stock subject to your Award have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of such shares. For example, you may not use shares of Class A Common Stock that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares of Class A Common Stock in respect of your vested Restricted Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Class A Common Stock in respect of vested Restricted Stock Units pursuant to this Agreement.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

9. UNSECURED OBLIGATION. Your Award is unfunded, and even as a holder of vested Restricted Stock Units, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares of Class A Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Class A Common Stock acquired pursuant to this Agreement until such Class A Common Stock is issued to you. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10. WITHHOLDING OBLIGATIONS.

(a) At the time you receive a distribution of shares of Class A Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with such distribution.

(b) You may elect to satisfy the tax withholding obligations of the Company and/or any Affiliate by tendering a cash payment prior to the date determined by the Company and/or any Affiliate. In the event that you do not elect to make such a cash payment, (i) the Company shall withhold from fully vested shares of Class A Common Stock otherwise issuable to you pursuant to your Award a number of whole shares of Class A Common Stock having a Fair Market Value, determined by the Company as of the date of distribution, not in excess of the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting), in compliance with any applicable legal conditions or restrictions, and (ii) any remaining amount of the tax withholding obligations of the Company and/or any Affiliate shall be considered and reported as an additional payment from the Company and/or any Affiliate to you.

(c) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver to you any shares of Class A Common Stock pursuant to your Award.

11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing or shall be delivered electronically, and shall be deemed effectively given or delivered upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. MISCELLANEOUS.

(a) The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and/or accepting your Award and fully understand all provisions of your Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the electronic acceptance by the Participant of the applicable Restricted Stock Unit Grant Notice.